UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2007

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2007, shareholders of Southwest Gas Corporation (the "Company") approved the 2006 Restricted Stock/Unit Plan at the Company’s Annual Meeting of Shareholders. The terms and conditions of the plan, together with the initial number of restricted stock units awarded to named executive officers, were disclosed in the 2007 Proxy Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2007, the Board of Directors approved an amendment to Article XIII, Section 1 of the Company’s Bylaws to permit the direct registration of stock under appropriate direct entry methods. The amendment is as follows:

ARTICLE XIII

CERTIFICATES OF STOCK

Section 1.  Certificates of stock shall be of such form and device as the Board of Directors may lawfully direct, and shall be entitled to have a certificate signed by the genuine or facsimile signatures of the Chairman and Chief Executive Officer or the President or any authorized Vice President and the Secretary or an Assistant Secretary. Each certificate shall express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued, the kind of shares represented by said certificate, and such other matters as may be required by law. Certificates of stock may be issued prior to full payment, in harmony with all permits issued by regulatory authorities having jurisdiction in the premises, or as is otherwise allowed by law, but any certificate issued prior to full payment must show on its face what amount has been paid thereon.

The amendment was effective on May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 3, 2007	/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer